Exhibit 5.1

September 27, 2016

Chesapeake Utilities Corporation

909 Silver Lake Boulevard

Dover, Delaware 19904

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), in connection with a prospectus supplement, dated September 22, 2016 (the “Prospectus Supplement”), relating to the offer and sale by the Company of 960,488 shares (the “Shares”) of the Company’s common stock, par value $0.4867 per share, pursuant to the Underwriting Agreement, dated September 22, 2016 (the “Underwriting Agreement”), by and among the Company, Wells Fargo Securities, LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein. The Prospectus Supplement supplements a prospectus contained in the Registration Statement on Form S-3 (Registration No. 333-213729) (the “Registration Statement”) filed by the Company on September 21, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares, when issued and sold as contemplated in the Prospectus Supplement and upon payment therefor and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

September 27, 2016

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP